Exhibit 10.1

LOAN AGREEMENT dated as of September 3, 2025 (together with all extensions, renewals, modifications, substitutions and amendments thereof, this “Agreement”), by and among CARECLOUD, INC., a Delaware corporation (the “Borrower”), having an address at 7 Clyde Road, Somerset, New Jersey 08873, and PROVIDENT BANK (the “Bank”), having an address at 10 Woodbridge Center Drive, 3rd Floor, Woodbridge, New Jersey 07095.

The Borrower and the Bank hereby agree as follows:

ARTICLE 1. THE LOAN.

Subject to the terms and conditions hereof, the Bank shall make the following credit facility available to the Borrower:

1.01. Credit Facility.

(a) Working Capital Line of Credit.

(i) Subject to the terms of this Agreement, and provided there exists no Event of Default (as defined in Section 6.01 hereof) or event which, with the passage of time or giving of notice or both would become an Event of Default hereunder, under a revolving commercial line of credit (the “Line” or the “Loan”), the Bank shall make advances (each, an “Advance” and collectively, the “Advances”) to the Borrower, from time to time, from the date hereof until September 1, 2027 (the “Termination Date”), in an aggregate outstanding principal amount not exceeding $10,000,000.00 (the “Commitment”). The Line shall terminate on the Termination Date, when all unpaid fees, principal, interest and fees shall be due and payable in full, unless the Line is renewed in the sole and absolute discretion of the Bank, which shall be contingent in part upon the Bank’s satisfactory review of current financial information pertaining to the Borrower, together with such other requested information and/or documents as the Bank may determine necessary. Any election to renew the Line shall be solely at the Bank’s discretion and effective only upon the Bank’s providing written notice of such election to the Borrower.

(ii) Advances under the Line shall be by way of direct borrowings to fund the working capital needs of the Borrower. Within such limits, the Borrower may repay in whole or in part and, in integral multiples of $10,000.00, borrow and re-borrow on a revolving basis amounts up to $10,000,000.00. The Borrower shall give the Bank notice of any proposed borrowing. The Borrower hereby authorizes the Bank to honor written, telecopied or telephonic requests for an Advance it receives from Borrower.

(iii) If requested by the Bank, upon each request for an Advance hereunder, the Borrower shall provide the Bank with a certification of the use of proceeds and such further documents as the Bank may reasonably require. The Bank has the right to withhold payment should any such documents requested be unacceptable, in its reasonable discretion. The Bank will, upon request, deposit the amount of each Advance in the demand deposit account of Borrower, or otherwise make such funds available to the Borrower.

(iv) Notwithstanding the foregoing or anything to the contrary contained herein, at no time shall the total amount outstanding under the Loan exceed eighty percent (80%) of the Eligible Accounts Receivable of the Borrower (such amount, the “Borrowing Limit”). For these purposes, “Eligible Accounts Receivable” shall mean at any time, all of the Borrower’s accounts receivable which contain payment terms and conditions acceptable to the Bank. Unless otherwise agreed to by the Bank in writing, or unless credit insurance deemed acceptable to the Bank to support such receivables is obtained, Eligible Accounts Receivable do not include:

(1) accounts receivable which have not been paid in full within ninety (90) days from the invoice date or sixty (60) days from the due date;

(2) accounts receivable which, when aggregated with all other accounts receivable of such account debtor, constitute more than twenty percent (20%) of the face value of all accounts receivable of the Borrower then outstanding;

(3) accounts receivable which are deemed by the Bank to be cross-aged receivables (cross-aged receivable are defined as the remaining balance due from a single debtor showing more than 50% of total accounts receivable aged more than 90 days from invoice date or 60 days from due date);

(4) accounts receivable which are subject to dispute, counterclaim, or setoff or any potential or asserted defense;

(5) accounts receivable to which the Bank, in its reasonable discretion based on objective criteria, deems the creditworthiness or financial condition of the debtor or obligor to be unsatisfactory;

(6) accounts receivable of any debtor or obligor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such debtor or obligor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due;

(7) accounts receivable with respect to which the debtor or obligor is the United States government or any department or agency of the United States, unless properly assigned under the Assignment of Claims Act;

(8) accounts receivable with respect to which the Borrower is or may become liable to the account debtor for goods sold or services rendered by such account debtor to the Borrower;

(9) accounts receivable with respect to which the debtor or obligor is a person or entity located in, or operating from, a foreign country;

(10) accounts receivable associated with aging credit memos over ninety (90) days;

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(11) accounts receivable due from any affiliate or related entity of the Borrower; and/or

(12) accounts receivable resulting from any purchase rebate.

Eligible Accounts Receivable may be further adjusted by offsets determined by the Bank, in its sole discretion, including, without limitation, offsets of accounts payable, delinquencies, intercompany transactions and/or other issues that may be defined by the Bank, in its sole discretion, or that may be defined within a collateral field exam. Eligible Accounts Receivable shall be tested or determined by the Bank monthly.

(v) The Line, and all of the Borrower’s obligations thereunder, shall be evidenced by, among other things, a promissory note (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Note”) in the form of Exhibit A hereto, the terms and provisions of which are incorporated herein by reference.

1.02. Interest Rate. The Borrower shall pay interest to the Bank on the unpaid principal amount due under the Line at the interest rate set forth in the Note. Interest on the Line shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

1.03. Payments. The Borrower shall make monthly payments to the Bank under the Line in the amounts and in the manner set forth in the Note. Payments shall be made in the discretion of the Bank, either by payment of immediately available funds or by charge to the Borrower’s operating account with the Bank.

1.04. Default Rate. Upon default, whether or not Bank has accelerated payment of the Note, or after maturity or after judgment has been rendered on the Note, the unpaid principal of all Advances under the Note shall, at the option of Bank, bear interest at a rate which is five percent (5.00%) per annum greater than that which would otherwise be applicable.

1.05. Late Charge. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to Bank a late fee equal to five percent (5.00%) of the required payment. Any such late charge accrued is immediately due and payable.

1.06. Collateral. Repayment of the Line, and all of the Borrower’s obligations and liabilities thereunder, shall be secured by, among other things: a first lien security interest in all assets and other property of the Borrower, including, without limitation, all inventory, accounts receivable, furniture, fixtures, machinery, equipment, work in process, materials, merchandise, supplies, licenses, permits and general intangibles, whether now existing or hereafter acquired, and all proceeds derived therefrom (the “Assets” or “Collateral”) pursuant to the terms of that certain Security Agreement dated as of the date hereof between the Bank and the Borrower (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Security Agreement”).

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1.07. Continuing Perfection. The Borrower will perform any and all steps requested by Bank to create and maintain in the Bank’s favor a valid lien on or security interest in the Collateral including, without limitation, the preparation and/or delivery of financing statements and continuation statements, supplemental security agreements, mortgages, notes and any other documents necessary, in the opinion of the Bank, to protect its interest in the Collateral, the Bank having the responsibility to file any such financing statements and continuation statements. The Bank and its designated officer are hereby appointed the Borrower’s attorney-in-fact to do all acts and things which the Bank may deem necessary to perfect and preserve the security interests and liens provided for in this Agreement, including, but not limited to, preparing and filing financing statements on behalf of the Borrower if the Borrower fails to do so upon the request of the Bank.

1.08. Fees. The Borrower shall pay to the Bank (i) a non-refundable commitment fee in the amount of $35,000.00, on account of the Loan, the receipt of which is hereby acknowledged, and (ii) a non-refundable annual fee in the amount of $35,000.00, which shall be due and payable on each anniversary of the closing of the Loan.

1.09 Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which the Bank allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the reasonable opinion of the Bank, the rate of return on the Bank’s capital with regard to the Loan is reduced to a level below that which the Bank could have achieved but for such circumstances, then in such case and upon notice from the Bank to the Borrower, from time to time, upon providing detailed written justification and calculation of any claimed reduction, the Borrower shall pay the Bank such additional amount or amounts as shall compensate the Bank for such reduction in the Bank’s rate of return within thirty (30) business days after receipt of such notice and Borrower’s acceptance of or failure to object to such notice. Such notice shall contain the statement of the Bank setting forth the basis for such request and a calculation of the amount or amounts in reasonable detail which shall, in the absence of manifest error, be binding upon the Borrower. In determining such amount, the Bank may use any reasonable method of averaging and attribution that it deems applicable. Any rules, regulations, policies, guidelines, directives or similar requirements adopted, promulgated or implemented in connection with (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (b) the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States Governmental Authority, in each case pursuant to Basel III, shall in all events are deemed to have been imposed, introduced and adopted after the date of this Agreement. As used herein, the term “United States Governmental Authority” shall mean any federal government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, or arbitration.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants to the Bank that:

2.01 Organization. The Borrower is a corporation, duly organized and validly existing under the laws of the State of Delaware, in good standing therein, and duly qualified to transact business in all places where such qualification is necessary or advisable.

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2.02. Authorization, No Conflict. The execution and delivery by the Borrower of this Agreement, the Note, the Security Agreement, and all other documents contemplated hereunder to which Borrower is a party (this Agreement, the Note, the Security Agreement, and such other documents hereinafter called, the “Loan Documents”), and the performance of the transactions contemplated by the Loan Documents, are within the Borrower’s powers, have been duly authorized by all necessary action and do not and will not violate any provision of law or of the Borrower’s Certificate of Incorporation or By-Laws, or result in the breach of, or constitute a default or require any consent under any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected, or cause any of such property to become subject to any lien, claim or encumbrance. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable on its terms.

2.03. Financial Condition. The financial statements of the Borrower heretofore furnished to the Bank (together, the “Financial Statements”), are complete and correct, were prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) and accurately present the financial condition of the Borrower as of the dates of such statements and the results of its operations for the periods then ended. Since the date of the Financial Statements, there has been no material adverse change in the Borrower’s business, condition or prospects, financial or otherwise.

2.04. Litigation. There are no judgments or orders outstanding against the Borrower and there are no suits, investigations or proceedings pending, or, to the knowledge of the Borrower, threatened, against or affecting the Borrower which, if adversely determined, would by itself or in the aggregate have a material adverse effect on the financial condition, business or properties of the Borrower.

2.05. Purpose. No part of the proceeds of the Loan will be used to purchase or carry margin stock as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying margin stock, and the use of such proceeds shall not result in any violation of Regulations G, T, U or X of said Board.

2.06. Assets. The Borrower has good and marketable title to the Collateral, free and clear of all liens, claims, encumbrances, and security interests (as defined in the Uniform Commercial Code), except as permitted hereunder.

2.07. Taxes. The Borrower has filed all tax returns required to be filed and paid all taxes due or assessed, including interest and penalties, except as specifically disclosed to the Bank, in writing, with respect to taxes being contested in good faith and by appropriate proceedings, provided adequate reserves have been made.

2.08. Consents. No consent or approval from, or notice to or filing with, any federal, state or other regulatory authority is required in connection with the execution of, or performance under, the Loan Documents by the Borrower.

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2.09. ERISA. Each employee pension benefit plan (“Plan”), as defined in the Employee Retirement Income Security Act of 1974, as amended from time to time, including its rules and regulations (“ERISA”), is in material compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986 (as amended, from time to time) and any other applicable Federal or state law, and no event or condition is occurring or exists with respect to any such Plan concerning which the Borrower would be under an obligation to furnish a report to the Bank in accordance with Article 4 hereof.

2.10. Trademarks, Patents, Licenses, Etc. To the best knowledge of the Borrower, the Borrower possesses all trademarks, patents, licenses, permits, trade names, copyrights, proprietary rights and approvals required to conduct its business as now constituted without conflict with the rights or claimed rights of others.

2.11. No Misrepresentations or Material Nondisclosure. The Borrower has not made and will not make to the Bank, in this Agreement or otherwise, an untrue statement of a material fact, nor have omitted to state a material fact necessary to make any statement made not misleading.

2.12. Permits. The Borrower represents that it has, and will continue to have, all necessary federal, state, and local licenses, certificates, and permits relating to the Borrower and its facilities, business, operations, premises, and leaseholds, and it is in compliance with all applicable federal, state, and local laws, rules, and regulations relating to air emissions, water discharges, noise emissions, solid or liquid storage disposal, hazardous or toxic waste or substances and other environmental, health, and safety matters.

ARTICLE 3. CONDITIONS OF LENDING.

3.01. Preconditions to the Loan. The Bank shall not be obligated to make the Loan hereunder unless all legal matters incident to the transactions hereby contemplated shall be satisfactory to the Bank and its counsel, and it shall have received properly executed, as of the closing date (unless otherwise indicated herein), and in a form it deems satisfactory, the following:

(a) This Agreement;

(b) The Note;

(c) The Security Agreement and UCC-1 Financing Statements naming the Borrower, as Debtor, and the Bank, as Secured Party, in form and substance satisfactory to the Bank;

(d) A true and complete copy of the Borrower’s Certificate of Incorporation and By-Laws, and any and all amendments thereto, along with a current Certificate of Good Standing for the Borrower from all applicable jurisdictions;

(e) All resolutions or other documents confirming the authority of officers, members or agents of the Borrower to execute documents and otherwise to effect the transactions contemplated thereby, as deemed necessary by the Bank and/or its counsel;

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(f) A true and complete copy of all lease agreements as to each business premises leased by the Borrower where the Collateral, or any portion thereof, is located;

(g) A certificate of a reliable insurance company, licensed to conduct business in New Jersey, of appropriate insurance under Section 4.02 hereunder;

(h) Payment of all of the Fees referenced in Section 1.08 hereof; and

(i) Such additional documents, certificates and/or opinions as the Bank and/or its counsel may reasonably request.

ARTICLE 4. AFFIRMATIVE COVENANTS.

The Borrower agrees that, while any amount is outstanding hereunder, it shall comply with the following covenants:

4.01. Financial Statements; Tax Returns; Reports. The Borrower shall comply, or cause others to comply, with the following reporting requirements:

(a) Annual submission of the Borrower’s audited financial statements prepared by a certified public accountant reasonably acceptable to the Bank, due within one hundred twenty (120) days after calendar year end;

(b) Submission of quarterly financial statements of the Borrower, due within forty-five (45) days after quarter end;

(c) When borrowings under the Loan are in an amount at or above $5,000,000.00, then, the Borrower shall be required to submit a signed monthly Borrowing Base Certificate in form and content acceptable to the Bank, within twenty (20) days after each month end;

(d) If requested by the Bank, the Borrower shall provide the Bank with a written acknowledgment by the Borrower’s accountant, on a form to be provided by the Bank, acknowledging the Bank’s reliance upon the professional accounting services provided (and to be provided) by that accountant; and

(e) Promptly, the Borrower shall supply the Bank with such further information regarding the business affairs and/or financial condition of the Borrower as the Bank may reasonably require.

4.02. Insurance. The Borrower shall keep, or cause others to keep, the following insurance in effect:

(a) Prepaid “Special Perils” (including flood if any property where the Collateral is located is in a special flood hazard zone), commercial property insurance policy covering all personal property comprising the Collateral, including, without limitation, replacement cost coverage and inflation adjustment endorsements. The Borrower’s commercial property insurance policy shall also include business interruption/extra expense insurance coverage (including, but not limited to, loss of income) for a limit to cover at least twelve (12) months continuing business operations. Such policies to be written for the full insurable value of the other Collateral (without deduction for depreciation or obsolescence) or other assets securing the Loan and shall name the Bank as Lender Loss Payee under a Lenders’ Loss Payable Clause with respect to the Collateral securing the Loan. The Borrower shall also carry such other insurance as may reasonably be required by the Bank.

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(b) Commercial General Liability insurance insuring the Borrower and naming the Bank as Additional Insured. Such liability coverage shall be in the minimum amounts of $5,000,000 per occurrence and $6,000,000 in the aggregate, which amounts may be satisfied by umbrella or excess liability policies.

(c) The Borrower shall maintain Workers’ Compensation/Employer Liability Coverage as required by applicable law.

(d) All insurance policies required hereby shall be (i) issued by companies which shall have an A.M. Best Rating Guide Stability Rating of A- or better, and a Financial Rating of VI or better, (ii) on forms, in amounts, and with deductibles, all of which are acceptable to the Bank and (iii) maintained throughout the term of the Loan, without cost to the Bank. All policies shall be deposited with the Bank (if required by the Bank), and shall contain such provisions as the Bank deems necessary or desirable to protect its interest, including, without limitation, a provision that such policy shall not be canceled, altered or in any way limited in coverage or reduced in amount unless the Bank is given thirty (30) days prior written notice or ten (10) days prior written notice of non-payment of premium.

4.03. Maintain Business. The Borrower shall continue to engage in the same type of business as it is presently engaged in or such other business that is reasonably related or incidental thereto, and shall preserve its existence and good standing and all the material rights, privileges, franchises and other properties necessary and desirable in the normal conduct of its business. The Borrower will not change its name without furnishing the Bank with at least thirty (30) days prior written notice thereof. The Borrower will notify the Bank in writing promptly after utilizing any trade name not previously submitted to the Bank.

4.04. Taxes and Obligations. The Borrower shall pay and discharge (a) all taxes, assessments and governmental charges or levies imposed on them or their income or profits or any of their properties prior to the date on which penalties attach thereto and (b) all lawful obligations and claims which, if unpaid, might cause a lien or charge to be created against any of their properties, except any such tax, assessment, charge or levy, the payment of which is being contested in good faith by proper proceedings, provided escrows or reserves, satisfactory to the Bank, have been established by the Borrower.

4.05. Compliance with Laws. The Borrower shall comply with all applicable laws, regulations and orders of any governmental authority.

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4.06. Notices. The Borrower shall furnish to the Bank, promptly after it learns thereof and in no event more than thirty (30) days after it learns thereof:

(a) Written notice of (i) any violations from any regulatory agencies concerning it or its properties or assets, (ii) any threatened or pending litigation or governmental or administrative proceeding concerning it or its properties or assets, (iii) any default under any other material agreement to which the Borrower is a party, (iv) any default or Event of Default hereunder together with a statement by a responsible officer of the Borrower describing the action, if any, which the Borrower proposes to take with respect thereto, and/or (v) any material adverse change in its business or financial condition that could reasonably be expected to impair the Borrower’s ability to perform its obligations under this Agreement;

(b) Written notice of any “reportable event” or “prohibited transaction” (as such terms are defined in ERISA), in connection with any Plan, and a statement of the action, if any, which the Borrower proposes to take with respect thereto, and when known, any action taken by the Internal Revenue Service or Department of Labor with respect thereto. In addition, the Borrower shall provide the Bank promptly after filing or receiving thereof, with copies of all reports and notices which the Borrower files under ERISA with the Pension Benefit Guaranty Corporation (the “PBGC”) or the United States Department of Labor or which the Borrower receives from them;

(c) Any notice of (i) the happening of any event involving the use, spill, discharge, or cleanup of any hazardous or toxic substance or waste or any oil, petroleum distillate or pesticide on any property owned or operated by the Borrower which is in violation of Environmental Laws (a “Hazardous Discharge”); or (ii) any complaint, order, citation, or notice with regard to air emissions, water discharges, noise emissions, or any other environmental, health, or safety matter affecting the Borrower (an “Environmental Complaint”) from any person or entity, including, without limitation, the New Jersey Department of Environmental Protection, any similar governmental agency of any other state or the United States Environmental Protection Agency, then the Borrower agrees to give oral and written notice of same to the Bank within twenty-four (24) hours of its receipt of such notice;

(d) Any change in the legal name or trade name of the Borrower;

(e) Any material adverse change with respect to the business or financial condition of the Borrower;

(f) Any default under this Agreement or any other Loan Document;

(g) Any change in the locations owned or leased by Borrower where Collateral is routinely held or stored; and

(h) Promptly, such additional notices as the Bank may reasonably request.

4.07. Account Requirement. The Borrower shall establish and maintain its depository, concentration, operating and disbursement accounts at the Bank such that the primary banking relationship for the Borrower shall be maintained with the Bank for the life of the Loan. The Borrower shall have up to six (6) months to establish all required accounts.

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4.08. Compliance with Environmental Laws. The Borrower shall, and if necessary shall use commercially reasonable efforts to cause others to, carry on the business and operations on all property owned or operated by the Borrower so as to comply and remain in compliance with, all applicable federal, state, regional, county, or local laws, statutes, rules, regulations, or ordinances concerning public health, safety, or the environment, including, but not limited to, the Toxic Substances Control Act (15 U.S.C. 2601, et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251, et seq.), the Rivers and Harbors Act (33 U.S.C. 401, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901, et seq.), the Clean Air Act (42 U.S.C. 7401, et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601, et seq.), the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. 9671, et seq.), and the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.), the Safe Drinking Water Act (42 U.S.C. §300(f), et seq.), and/or the regulations promulgated in relation thereto, all as the same may be amended from time to time (collectively, the “Federal Statutes”), and the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the New Jersey Environmental Cleanup Responsibility Act, as amended by the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1k-6 et seq.) (collectively, “ISRA”), the Site Remediation Reform Act (N.J.S.A. 58:10C-1 et. seq.), the Administrative Requirements for the Remediation of Contaminated Sites (N.J.A.C. 7:26C-1.1, et. seq.), the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11b et seq.) (the “Spill Act”), the New Jersey Solid Waste Management Act (N.J.S.A. 13:1E, et seq.), the New Jersey Underground Storage Tank Act (N.J.S.A. 58:10A-21 et seq.), the New Jersey Water Pollution Control Act (N.J.S.A. 58:10A-1 et seq.), the New Jersey Air Pollution Control Act (N.J.S.A. 26:2C-1 et seq.), the New Jersey Worker and Community Right to Know Act (N.J.S.A. 34:5A-1 et seq.), and the New Jersey Toxic Catastrophe Prevention Act (N.J.S.A. 13:1-19, et seq.), and all rules, regulations, and guidance documents promulgated or published thereunder, and any state, regional, county, or local statute, law, rule, regulation or ordinance relating to public health, safety, or the environment, including, without limitation, (i) relating to releases, discharges, emissions, or disposals to air, water, land, or groundwater; (ii) to the withdrawal or use of groundwater; (iii) to the use, handling, or disposal of polychlorinated byphenyls (PCBs), asbestos or urea formaldehyde; (iv) to the treatment, storage, disposal, or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products, or other hydrocarbons), and any other solid, liquid, or gaseous substance, exposure to which is prohibited, limited, or regulated, or may or could pose a hazard to the health and safety of the occupants of the site and facility or the property adjacent to or surrounding the site; (v) to the exposure of persons to toxic, hazardous, or other controlled, prohibited, or regulated substances; and (vi) to the transportation, storage, disposal management, or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued.

4.09. Minimum Trailing 12-Month Debt Service Coverage Ratio Requirement. The Borrower shall, at all times, maintain a minimum 12-month trailing Debt Service Coverage Ratio of 1.50:1.00 to be tested quarterly by the Bank beginning with quarter end 12/31/2025. As used herein, the terms “DSCR” and “Debt Service Coverage Ratio” shall be defined as {the Borrower’s net profit plus depreciation, interest and amortization less non-recurring gains/income plus non-recurring losses/expenses minus dividends paid} divided by {the scheduled payments of principal and interest of the Borrower}. All calculations used in determining the DSCR shall be performed by the Bank in its reasonable discretion and based upon its receipt and review of the financial statements of the Borrower which shall be in form and content acceptable to the Bank.

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4.10. Maximum Debt to Tangible Net Worth Ratio Requirement. The Borrower shall, at all times, maintain a maximum Debt to Tangible Net Worth Ratio of 2.00:1.00 to be tested quarterly by the Bank beginning with quarter end 12/31/2025. As used herein, the term “Debt to Tangible Net Worth Ratio” shall be defined as {total liabilities} divided by {Effective Tangible Net Worth}. “Effective Tangible Net Worth” shall mean Assets less Liabilities, Intangibles and Due from Related Parties plus Subordinated Debt. All calculations used in determining the Debt to Tangible Net Worth Ratio shall be performed by the Bank in its reasonable discretion and based upon its receipt and review of the financial statements of the Borrower which shall be in form and content acceptable to the Bank.

4.11 Inspection of Books and Records; Collateral Audits. The Borrower shall permit any of the Bank’s officers or other representatives to visit and inspect upon reasonable notice during business hours any of the locations of the Borrower, to examine and audit all of the Borrower’s books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants all at the Borrower’s expense at the standard rates charged by the Bank for such activities, plus the Bank’s reasonable out-of-pocket expenses. The Bank shall have the right to order, at Borrower’s expense, an annual field exam of Borrower’s accounts receivable and inventory, to be performed by a third party vendor to be engaged by the Bank.

ARTICLE 5. NEGATIVE COVENANTS.

5.01 Certain Negative Covenants. The Borrower agrees that while any amount is outstanding under the Note, or for so long as any commitment exists to extend credit hereunder, the Borrower shall not, without the prior written consent of the Bank:

(a) Sell, assign, transfer or otherwise dispose of any stock, shares, membership, partnership or other ownership interest in the Borrower, except for change in ownership related to exercise of warrants existing as of the date hereof;

(b) Enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets or acquire all or substantially all of the business or assets of another person, except that: (i) any subsidiary of the Borrower may be merged or consolidated into the Borrower; (ii) any subsidiary may be merged or consolidated into any other subsidiary;

(c) Create or suffer, or permit to exist, any lien, encumbrance, pledge, mortgage or security interest in or upon any of its assets or other properties, now or hereafter existing, except: (i) liens existing on the date hereof and reflected in the financial statements or tax returns referred to in Section 4.01 hereof; (ii) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate escrows, satisfactory to the Bank, have been established by the Borrower; or (iii) carriers’, warehousemen’s, mechanics’, or materialmen’s, repairmen’s or other like liens arising as a matter of law in the ordinary course of business securing amounts which are not due for a period of more than thirty (30) days;

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(d) Enter into a negative pledge agreement with any person or entity (other than the Bank) covering any material portion of its assets or other properties, now or hereafter existing; or

(e) Create or suffer, any: (i) additional indebtedness for borrowed money (except for said debts that are incurred in the normal course of business and do not exceed $50,000.00 individually or in the aggregate); (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) unfunded vested benefits under plans maintained for employees of the Borrower covered by ERISA; or (iv) assume, endorse, be or become liable for or guarantee the obligations of any other party.

ARTICLE 6. DEFAULT.

6.01. Events of Default. Each of the following is an event of default (an “Event of Default”) under this Agreement:

(a) The failure to make any payment required under this Agreement, the Note or any other Loan Document on its due date;

(b) Any material breach by the Borrower of any term, covenant or agreement contained herein or in any of the other Loan Documents that remains uncured for thirty (30) days after written notice thereof from the Bank (or if such breach cannot reasonably be cured within such period, an additional thirty (30) days, for a total of sixty (60) days, so long as Borrower has commenced and is diligently pursuing such cure), or any Event of Default as defined in any Loan Document shall occur;

(c) The default of the Borrower under any other obligation to the Bank, or any third party, now existing or hereafter arising;

(d) Any representation, warranty or disclosure made to the Bank in the Loan Documents by the Borrower proves to be materially false or misleading as of the date when made;

(e) The institution of proceedings by or against the Borrower or any guarantor or obligor of the Loan under any bankruptcy or insolvency law, or any law for the benefit of creditors or relief of debtors (provided, however, the institution of involuntary proceedings against the Borrower shall not be an event of default if such proceedings shall be discharged or dismissed within sixty (60) days after the commencement date thereof), or a custodianship, trusteeship, receivership or assignment for the benefit of creditors shall be imposed upon the Borrower, the Collateral (or a substantial part thereof) or any guarantor or obligor of the Loan or sought by the Borrower, any guarantor or obligor of the Loan or by any other person or a petition for debtor’s relief under any state or federal bankruptcy, reorganization or insolvency law, shall be filed against or by the Borrower, any guarantor or obligor of the Loan or by such other person;

(f) There occurs any event which in the Bank’s judgment materially adversely affects: (i) the ability of the Borrower or any guarantor or obligor of the Loan to perform any of their respective obligations hereunder or under any of the Loan Documents; (ii) the business or financial condition of the Borrower or any guarantor or obligor of the Loan; or (iii) the value of the Assets or any other collateral or the Bank’s security therein;

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(g) The transfer of title to any portion of, or interest in, the Assets or any other collateral securing repayment of the Loan, except for inventory in the ordinary course of business;

(h) The legal division, separation, dissolution, liquidation or termination of the Borrower;

(i) The existence of any financing, mortgage or other lien on or security interest in the Assets or any other collateral securing repayment of the Loan, other than liens and security interests in favor of the Bank and any permitted and existing as of the date hereof;

(j) Any material change in the ownership or control of the Borrower exceeding 25% of the voting interests, without the Bank’s prior written consent (not to be unreasonably withheld), whether voluntary, involuntary or by operation of law;

(k) The Borrower or any guarantor or obligor of the Loan, or any of their respective assets, become subject to any final, non-appealable judgment, lien, attachment or execution exceeding $250,000 individually or $500,000 in aggregate, which has not been stayed, bonded, insured or discharged within sixty (60) days after its entry or levy;

(l) An event or condition occurs or exists with respect to any Plan concerning which the Borrower is under any obligation to furnish a report to the Bank in accordance with Section 4.06 hereof or as a result thereof the Borrower has incurred or in the opinion of the Bank is reasonably likely to incur a liability to a Plan and/or the PBGC which is material in relation to the Borrower’s financial condition;

(m) The loss of any necessary governmental license or permit for the operation of the business operated by the Borrower; or

(n) The failure to observe or comply with any of the terms, provisions and/or conditions of the commitment letter dated July 31, 2025, issued by the Bank to the Borrower, provided, however, that in the event of a conflict between the terms and/or provisions of the Commitment Letter and the terms and/or provisions of the Loan Documents, the terms and/or provisions of the Loan Documents shall govern.

6.02. Remedies. If there is an Event of Default, the Bank may, without presentment, demand, protest, notice or other formality (all of which are waived by the Borrower):

(a) Declare the full unpaid principal amount outstanding under the Note, together with all accrued interest thereon, to be immediately due and payable, whereupon such amounts shall be immediately due and payable; or

(b) Foreclose or exercise any of its rights with respect to any Collateral without waiving its rights to proceed against any other Collateral or other entities or individuals directly or indirectly responsible for payment of the Loan; or

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(c) Exercise any other remedies under applicable law, or under this Agreement or any other Loan Document, including but not limited to proceeding to enforce its right by suit in equity, action at law or other appropriate proceeding, whether for payment or the specific performance of the covenants or agreements contained in this Agreement or any other Loan Document; or

All remedies of the Bank provided for herein are cumulative and shall be in addition to all other rights or remedies of the Bank. The Borrower shall be liable for all costs, charges and expenses, and other sums incurred or advanced by the Bank (including reasonable attorney’s fees and disbursements) to preserve the Collateral, collect on the Loan, protect the Bank’s interests in or realize on the Collateral or to enforce the Bank’s rights against the Borrower.

6.03 Right of Set-Off; Security Interest. The Borrower hereby grants to Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank and the successors and assigns or in transit to any of them, other than deposits or funds held by the Borrower in trust for another. At any time, after an Event of Default, without demand or notice (any such notice being expressly waived by Borrower), Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. Bank shall provide Borrower with five (5) business days’ prior written notice before exercising any right of setoff against any operating accounts necessary for Borrower’s day-to-day business operations.

ARTICLE 7. MISCELLANEOUS.

7.01. Cross-Default. A material default under any other material agreement between the Bank and the Borrower which remains uncured after any applicable cure period shall constitute an Event of Default under this Agreement, and an Event of Default under this Agreement which remains uncured after any applicable cure period shall constitute an event of default under any other such agreement between the Bank and the Borrower.

7.02. Indemnification. At all times the Borrower shall defend and indemnify and hold the Bank (which for the purposes of this paragraph shall include the present or future shareholder, officers, directors, employees, representatives, agents, licensees and assigns of the Bank) harmless from and against any and all liabilities, claims, demands, suits, proceedings, actions, causes of action, losses, damages, settlements, judgments, recoveries, costs and expenses (including reasonable fees and actual disbursements of counsel) resulting from any breach of the representations, warranties, agreements or covenants made by the Borrower in this Agreement or any other Loan Document, arising from or connected with the transactions contemplated by this Agreement or any other Loan Document, or any of the rights and properties assigned or pledged to the Bank, except to the extent arising from the gross negligence or willful misconduct of the Bank.

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7.03. Amendments, Waivers, Etc. No amendment or waiver of any provision in the Loan Documents or consent to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No failure by the Bank to exercise in whole or part, and no delay in so exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.04. Survival. All representations and warranties made herein or pursuant hereto shall survive the making of the Loan hereunder.

7.05. Usury. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Bank to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

7.06. Payment of Fees and Expenses. The Borrower shall pay within 30 days of written invoice all reasonable and documented out-of-pocket expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loan or Collateral therefor, provided that such expenses are pre-approved by Borrower for any non-default related matters. Such expenses shall bear interest at the non-default rate applicable to principal hereunder if not paid within such 30-day period.

7.07. Governing Law. This Agreement shall be deemed to have been made under, governed by and construed in accordance with, the laws of the State of New Jersey (excluding the laws applicable to conflicts or choice of law).

7.08. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder.

7.09. Notices. Notices under this Agreement shall be delivered personally, by a nationally recognized overnight carrier, or by registered or certified mail to the Bank at 10 Woodbridge Center Drive, 3rd Floor, Woodbridge, New Jersey 07095, Attention: Tom Spencer, Vice President, and to the Borrower at the address shown on the first page hereof. Notice personally delivered shall be effective as of delivery or, if sent by overnight, registered or certified mail, on the date of mailing.

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7.10. Subsidiaries. If the Borrower has any subsidiaries (defined as corporations in which the Borrower owns or controls the majority of the capital stock with ordinary voting power) all representations, covenants and conditions referring to the Borrower shall also apply to its subsidiaries, and, all financial statements and tests shall apply to the Borrower and its subsidiaries on a consolidated and consolidating basis.

7.11. Captions. The captions and headings hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

7.12. Severability. The provisions of this Agreement shall be severable; if any provision shall be held invalid or unenforceable in whole or in part the determination shall not affect the remaining provisions of this Agreement in any manner.

7.13. Disclosure. The Bank is hereby authorized to disclose any financial or other information it may have about the Borrower to any present or future participant or prospective participant, any regulatory body or agency having jurisdiction over the Bank, or to any successor to all or any part of the Bank’s interest herein, provided that any such recipient agrees in writing to maintain the confidentiality of such information except as required by law.

7.14. Replacement of Note/Security Document. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of the Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

7.15. WAIVER OF TRIAL BY JURY. THE BORROWER AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CIVIL LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER IN CONNECTION WITH THE NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THE NOTE AND MAKE THE LOAN TO THE BORROWER.

7.16. Assignments and Participations. The Bank may sell, assign, transfer, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, provided that (i) any such sale, assignment, transfer, negotiation or participation shall be in compliance with the applicable federal and state securities laws, and (ii) the Bank shall use commercially reasonable efforts to provide written notice to the Borrower of any such transaction within thirty (30) days after the effective date. The Bank may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Borrower or any other party to the Loan transaction.

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7.17. Patriot Act Compliance. The Bank hereby notifies the Borrower that pursuant to the requirements of the Patriot Act and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Bank to identify the Borrower in accordance with the Patriot Act. The Borrower represents and covenants that it is not and will not become a person (individually, a “Prohibited Person” and collectively “Prohibited Persons”) listed on the OFAC List or otherwise subject to any other prohibitions or restriction imposed by any laws administered by OFAC (collectively the “OFAC Rules”). The Borrower represents and covenants that it also (a) is not and will not become owned or controlled by a Prohibited Person, (b) is not acting and will not act for or on behalf of a Prohibited Person, (c) is not otherwise associated with and will not become associated with a Prohibited Person, (d) is not providing and will not provide any material, financial or technological support for or financial or other service to or in support of acts of terrorism or a Prohibited Person. The Borrower shall immediately notify the Bank if the Borrower has knowledge that any beneficial owner of the Borrower is or becomes a Prohibited Person or (i) is indicted on or (ii) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. The Borrower will not enter into any lease or any other transaction or undertake any activities related to the Loan in violation of the Anti-Money Laundering laws. The Borrower shall (A) not use or permit the use of any proceeds of the Loan in any way that will violate either the OFAC Rules or any anti-money laundering laws or anti-terrorism laws, (B) comply and cause all of its subsidiaries to comply with applicable OFAC Rules, anti-terrorism laws and anti-money laundering laws, (C) provide information as the Bank may require from time to time to permit the Bank to satisfy its obligations under the OFAC Rules, anti-terrorism laws and/or the anti-money laundering laws and (D) not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing. The Borrower shall immediately notify the Bank if any tenant becomes a Prohibited Person or (1) is convicted of, (2) pleads nolo contendere to, (3) is indicted on, or (4) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

7.18 Counterparts. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which is an original but all of which together shall constitute one document.

7.19 Consent to Electronic Delivery. The Borrower hereby explicitly consents to the electronic delivery of the terms of the transaction evidenced by this instrument. The Borrower agrees that its present intent to be bound by this instrument may be evidenced by transmission of digital images of signed signature pages via facsimile, email, SMS or other digital transmission and affirms that such transmission indicates a present intent to be bound by the terms of this instrument and is deemed to be valid execution and delivery as though an original ink or electronic signature. The Borrower shall deliver original executed signature pages to the Bank, but any failure to do so shall not affect the enforceability of this instrument. An electronic image of this instrument (including signature pages) shall be as effective as an original for all purposes.

[NO FURTHER TEXT ON THIS PAGE. SIGNATURE PAGE TO FOLLOW.]

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IN WITNESS WHEREOF, and intending to be legally bound, the undersigned parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

CARECLOUD, INC.,
a Delaware corporation

By:	/s/ Ata Hadi Chaudhry
Name:	Ata Hadi Chaudhry
Title:	Co-Chief Executive Officer

BANK:

PROVIDENT BANK

By:	/s/ Tom Spencer
Name:	Tom Spencer
Title:	Vice President

(Signature Page to Loan Agreement)

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